Exhibit 4.27

THE SECOND SUPPLEMENTAL AGREEMENT
 TO
THE TRADEMARK LICENSE AGREEMENT

This Supplement is entered into by and among:

Licensor:                                              Phoenix Satellite Television Trademark Limited

Licensee:                                             Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Yifeng Lianhe (Beijing) Technology Co., Ltd.

WHEREAS:

1.     The Licensor and the Licensee entered into the Trademark License Agreement dated November 24, 2009 (the “Agreement”);

2.     The Licensor and the Licensee entered into the Confirmation Letter of the Trademark License Agreement, dated April 12, 2011, to extend the term of the Agreement to March 27, 2016 (“Confirmation Letter”).

NOW THEREFORE, in the principle of equality and mutual benefits, the Parties agree as follows, through friendly negotiation:

1.                                      Term of the Agreement

The Licensor and the Licensee agree to extend the term of the Agreement and the Confirmation Letter to May 27, 2016.

2.                                      Anything not provided in this Supplement, shall be governed by the Agreement and the Confirmation Letter.

3.                                      This Supplemental Agreement is an integral part of the Agreement and the Confirmation Letter, and shall have equal legal effect.

4.                                      This Supplement Agreement shall be made in triplicate, and shall become effective once signed by and affixed with the corporate seal of each Party.

[Signature Page]

Licensor: Phoenix Satellite Television Trademark Limited

Authorized Representative: (Signature) (Seal)
Date: March 24, 2016

Licensee:
Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Authorized Representative:
Date:

Yifeng Lianhe (Beijing) Technology Co., Ltd.

Authorized Representative:
Date:

[Signature Page]

Licensor: Phoenix Satellite Television Trademark Limited

Authorized Representative:
Date:

Licensee:
Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Authorized Representative: (Signature) (Seal)
Date: March 24, 2016

Yifeng Lianhe (Beijing) Technology Co., Ltd.

Authorized Representative: (Signature) (Seal)
Date: March 24, 2016